Exhibit 99.1

ValueVision Reports First Quarter 2013 Results

MINNEAPOLIS, MN – May 22, 2013 – ValueVision Media, Inc. (NASDAQ: VVTV), a multichannel electronic retailer with TV distribution into over 85 million homes, today announced results for its fiscal 2013 first quarter (Q1’13) ended May 4, 2013. ValueVision will host an investor conference call/webcast today at 4:30 pm ET, details below.

During the first quarter, ValueVision achieved net sales of $151.4 million, adjusted EBITDA of $5.8 million, and net income of $1 million.

SUMMARY RESULTS AND KEY OPERATING METRICS
($ Millions, except average price points)

	Three months ended
	5/4/2013	4/28/2012
	Q1 '13	Q1 '12	Change

Net Sales	$151.4	$136.5	11%
Gross Profit	$57.0	$51.0	12%
Gross Profit %	37.7%	37.4%	+30bps
EBITDA, as adjusted	$5.8	$(1.0)	$6.8
Net Income/(Loss)	$1.0	$(8.7)	$9.8

Homes (Average 000s)	84,955	81,386	4%
Net Shipped Units (000s)	1,497	1,336	12%
Average Price Point	$93	$95	-2%
Return Rate %	22.5%	21.2%	+130 bps
Internet Net Sales %	46.2%	45.9%	+30bps

ValueVision’s Q1’13 net sales rose 11% to $151.4 million versus $136.5 million in Q1’12. Sales growth was driven by significant improvement in the Home & Consumer Electronics category and strong results in the Fashion & Accessories category. Adjusted EBITDA improved to $5.8 million in Q1’13 versus an adjusted EBITDA loss of $1.0 million for the same quarter last year, reflecting improved sales and lower TV distribution costs. ValueVision reported Q1’13 net income of $1.0 million, or $0.02 per share, compared to a year-ago Q1 net loss of ($8.7) million, or ($0.18) per share.

Net shipped units rose 12% to nearly 1.5 million in Q1’13 vs. Q1’12, reflecting continued improvements to the Company’s merchandise mix and a modest decline in average price points. Internet sales penetration increased 30 basis points to 46.2% versus Q1’12. Mobile transaction volume represented 23% of Internet sales compared to 13% in Q1’12.

ValueVision CEO, Keith Stewart, said, “We have extended our positive momentum from 2012 with continued improvement in our product diversity, customer growth and customer service metrics. Although we are encouraged by this performance, there is still plenty of work ahead of us. Key areas of focus remain executing our merchandising strategy, enhancing the customer experience, and improving the efficiency of our operations.”

ValueVision EVP and CFO William McGrath said, "We strengthened our balance sheet during the first quarter. ValueVision's cash balance, including restricted cash, increased by $7 million to $36 million in Q1’13. The change in our cash position reflects positive EBITDA results and the seasonal timing of cash receipts from fourth quarter receivables, partially offset by increased inventory investments in the period.”

Added Mr. McGrath, “Earlier this month, we expanded our PNC line of credit to $50 million from $40 million, and extended the term through May 2, 2018. The additional $10 million in undrawn availability under the expanded facility improves liquidity and supports continued investment in the growth of our business.”

ValueVision also announced separately today the planned change of its consumer brand from ShopNBC to ShopHQ. ValueVision COO, Carol Steinberg, commented: “We believe our business has evolved to the point where developing our own brand is the logical next step for the Company. Taking ownership of our brand empowers us to shape our future, to build brand equity that we control, and to eliminate $4 million in annual license fees. We have developed a comprehensive plan with the transition to ShopHQ occurring over the course of this fiscal year, including a range of initiatives aimed at ensuring a smooth customer experience.” Please reference the standalone press release issued today for more details regarding the Company’s brand transition.

Conference Call / Webcast Today, Wednesday, May 22 at 4:30 pm ET:

WEBCAST/WEB REPLAY: http://www.media-server.com/m/p/8ybzo5qa

TELEPHONE: 866-515-2910; Passcode: 83928428

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding debt extinguishment; non-operating gains (losses); non-cash impairment charges and write-downs; and non-cash share-based compensation expense. The Company has included the term “Adjusted EBITDA” in our EBITDA reconciliation in order to adequately assess the operating performance of our television and Internet businesses and in order to maintain comparability to our analyst's coverage and financial guidance, when given. Management believes that Adjusted EBITDA allows investors to make a more meaningful comparison between our business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under its management and executive incentive compensation programs. Adjusted EBITDA should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly entitled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to net income (loss), its most directly comparable GAAP financial measure, in this release.

About ValueVision Media, ShopNBC and ShopHQ

ValueVision Media, Inc. is a multichannel electronic retailer that enables customers to shop and interact via TV, phone, Internet and mobile. The Company has initiated a plan to transition its consumer brand from ShopNBC to ShopHQ over the remainder of fiscal 2013. ValueVision’s television network reaches over 85 million cable and satellite homes and is also available nationwide on PCs, tablets and iPhone, Android and other mobile devices via live streaming at www.shopnbc.com (and ultimately www.shophq.com). The Company’s merchandise categories include Home & Consumer Electronics, Beauty, Health & Fitness, Fashion & Accessories, and Jewelry & Watches. Please visit www.shopnbc.com/ir for more investor information.

Forward-Looking Information

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants;  our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

(tables follow)

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	May 4, 2013	February 2, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,685	$26,477
Restricted cash and investments	2,100	2,100
Accounts receivable, net	91,677	98,360
Inventories	46,315	37,155
Prepaid expenses and other	6,172	6,620
Total current assets	179,949	170,712
Property and equipment, net	23,847	24,665
FCC broadcasting license	12,000	12,000
NBC trademark license agreement, net	2,997	3,997
Other assets	871	725
	$219,664	$212,099

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$68,245	$65,719
Accrued liabilities	33,483	30,596
Deferred revenue	85	85
Total current liabilities	101,813	96,400

Deferred revenue	399	420
Long term deferred tax liability	290	-
Long term credit facility	38,000	38,000
Total liabilities	140,502	134,820

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value, 100,000,000 shares authorized; 49,365,587 and 49,139,361 shares issued and outstanding	494	491

Warrants to purchase 6,000,000 shares of common stock	533	533

Additional paid-in capital	408,101	407,244

Accumulated deficit	(329,966)	(330,989)
Total shareholders' equity	79,162	77,279
	$219,664	$212,099

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	For the Three Month Periods Ended
	May 4, 2013	April 28, 2012

Net sales	$151,354	$136,549
Cost of sales	94,321	85,517
Gross profit	57,033	51,032
Margin %	37.7%	37.4%

Operating expense:
Distribution and selling	46,252	48,365
General and administrative	5,892	4,667
Depreciation and amortization	3,205	3,428
Total operating expense	55,349	56,460

Operating income (loss)	1,684	(5,428)

Other expense:
Interest income	11	-
Interest expense	(378)	(2,808)
Loss on debt extinguishment	-	(500)
Total other expense	(367)	(3,308)

Income (loss) before income taxes	1,317	(8,736)

Income tax provision	(294)	(3)

Net income (loss)	$1,023	$(8,739)

Net income (loss) per common share	$0.02	$(0.18)

Net income (loss) per common share ---assuming dilution	$0.02	$(0.18)

Weighted average number of common shares outstanding:
Basic	49,226,515	48,638,164
Diluted	54,653,674	48,638,164

Reconciliation of Adjusted EBITDA to Net Income (Loss):

	For the Three Month Periods Ended
	May 4, 2013	April 28, 2012

Adjusted EBITDA (000's)	$5,795	$(959)
Less:
Debt extinguishment	-	(500)
Non-cash share-based compensation	(860)	(991)
EBITDA (as defined) (a)	4,935	(2,450)

A reconciliation of EBITDA to net income (loss) is as follows:

EBITDA (as defined) (a)	4,935	(2,450)
Adjustments:
Depreciation and amortization	(3,251)	(3,478)
Interest income	11	-
Interest expense	(378)	(2,808)
Income taxes	(294)	(3)
Net income (loss)	$1,023	$(8,739)

(a) EBITDA as defined for this statistical presentation represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes.  The Company defines Adjusted EBITDA as EBITDA excluding debt extinguishment, non-operating gains (losses); non-cash impairment charges and writedowns, and non-cash share-based compensation expense.

Management has included the term Adjusted EBITDA in its EBITDA reconciliation in order to adequately assess the operating performance of the Company's television and Internet businesses and in order to maintain comparability to its analyst's coverage and financial guidance, when given.  Management believes that Adjusted EBITDA allows investors to make a more meaningful comparison between our business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. Adjusted EBITDA should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly entitled measures reported by other companies.

Contacts

Media:
Dawn Zaremba
ShopNBC
dzaremba@shopnbc.com
(952) 943-6043 O

Investors:
David Collins, Eric Lentini
Catalyst Global LLC
vvtv@catalyst-ir.com
(212) 924-9800 O
(917) 734-0339 M